Exhibit 21.1

Subsidiary	State or other Jurisdiction of formation
Ascender Cloud Services Pty Ltd	Australia
Ascender HCM Australia Pty Ltd	Australia
Ascender HCM Holdings Pty Ltd	Australia
Ascender HCM PS Pty Ltd	Australia
Ascender HCM Pty Limited	Australia
Ascender Pay ANZ Pty Ltd	Australia
Dayforce Regional Pay Pty Ltd	Australia
Ascender PeopleStreme Australia Pty Ltd	Australia
Ascender PeopleStreme Pty Ltd	Australia
Ascender PST Pty Ltd	Australia
Australian Payroll Services Pty Ltd	Australia
Ceridian APJ ACQ Pty Ltd	Australia
Ceridian APJ Pty Ltd	Australia
Dayforce Australia Pty Ltd	Australia
Excelity Australia Pty Ltd	Australia
Lusworth Pty Limited	Australia
Neller Employer Services Pty Ltd	Australia
NIS Holdings Australia Pty Ltd	Australia
NIS Operations Australia Pty Ltd	Australia
Pacific Payroll Australian Holdings Pty Ltd	Australia
Pacific Payroll Finance Pty Ltd	Australia
Pacific Payroll Holdings Pty Ltd	Australia
Pacific Payroll Holdings Trust	Australia
Pacific Payroll International Holdings Pty Ltd	Australia
Pacific Payroll International Holdings Trust	Australia
Pacific Payroll International Pty Ltd	Australia
Pacific Payroll International Trust	Australia
Pacific Payroll Partners Pty Ltd	Australia
Preceda Holdings Pty Ltd	Australia
RITEQ Pty Ltd	Australia
The Association for Payroll Specialists Pty Limited	Australia
Vedelem Pty. Ltd.	Australia
Ascender Pay Pty Ltd - PNG Branch	Australian company registered in Papua New Guinea as a branch
Ceridian AcquisitionCo ULC	Canada - British Columbia
Ceridian Dayforce Corporation	Canada - Ontario
Ceridian Dayforce Inc.	Canada - Ontario
Dayforce Canada Ltd.	Canada
Dayforce Services Canada Ltd.	Canada
Dayforce Cares Canada	Canada
Ideal Canada Talent Systems Employee OpCo Ltd.	Canada

Ideal Canada Talent Systems HoldCo Ltd.	Canada
Dayforce Hong Kong Limited	China - Hong Kong
Dayforce (Shanghai) HCM Co. Ltd	China
Pinfeng (Shanghai) Information Technology Co., Ltd. Beijing Branch	China
YI Sai (Shanghai) Human Resources Management Co., Ltd.	China
Zapper Services Consultancy (Shanghai) Limited	China
Dayforce A/S	Denmark
eloomi GmbH	Germany
Ceridian Dayforce Germany GmbH	Germany
Dayforce India Private Limited	India
Ascender India Private Limited	India
Dayforce Ireland Limited	Ireland
Dayforce Japan K.K.	Japan
Dayforce Korea Limited	Korea
Dayforce Malaysia Sdn. Bhd.	Malaysia
Excelity HCM Solutions SDN. BHD.	Malaysia
iZapper Sdn. Bhd.	Malaysia
Ceridian Cares	Mauritius
Ceridian (Mauritius) Learning Centre Ltd	Mauritius
Ceridian (Mauritius) Ltd	Mauritius
Dayforce Mexico S. de R.L. de C.V.	Mexico
Dayforce New Zealand Limited	New Zealand
Dayforce Aotearoa Limited	New Zealand
Excelity Philippines, Inc.	Philippines
i-Zapp Cebu Corporation	Philippines
Talent2 HRBPO Corporation	Philippines
Zapper Philippines BPO, Inc.	Philippines
Dayforce Singapore Pte. Ltd.	Singapore
Dayforce Singapore Pte. Ltd., Taiwan Branch	Singapore company registered in Taiwan as a branch
Ascender HCM Asia Pte. Ltd. - Philippine ROHQ	Singapore company registered in the Philippines as a branch
Dayforce (Thailand) Co., Ltd.	Thailand
Ceridian Dayforce Holding (Thailand) Co., Ltd.	Thailand
Dayforce National Trust Bank	The Office of the Comptroller of the Currency
Dayforce EMEA Limited	United Kingdom
Ceridian Global UK Holding Company Limited	United Kingdom
eloomi Ltd	United Kingdom
Dayforce Licensing LLC	US - Delaware
Ceridian Global Holding Company Inc.	US - Delaware
Dayforce US, Inc.	US - Delaware
Dayforce Services US LLC	US - Delaware
Ceridian Tax Service, Inc.	US - Delaware
Dayforce Receivables LLC	US - Delaware

Dayforce Talent LLC	US - Delaware
eloomi Inc.	US - Delaware
Ideal US Talent Systems Employee OpCo LLC	US - Delaware
Ideal US Talent Systems Holdco LLC	US - Delaware
Ideal US Talent Systems Worker OpCo LLC	US - Delaware
ABR Properties LLC	US - Florida
Dayforce Cares US	US - Minnesota
ATI ROW, LLC	US - Texas
Dayforce Vietnam Co. Ltd.	Vietnam